EXHIBIT 99.1

DULUTH HOLDINGS INC. APPOINTS SAM SATO AS PRESIDENT AND CEO

(Mount Horeb, WIS.) April 27, 2021 – Duluth Holdings Inc. (dba, Duluth Trading Company) (“Duluth Trading” or the “Company”) (NASDAQ: DLTH), a lifestyle brand of men’s and women’s casual wear, workwear and accessories, has appointed retail industry veteran Samuel M. Sato as President and Chief Executive Officer, effective May 3, 2021. Mr. Sato will succeed founder Steve Schlecht who has guided the Company as CEO since September 2019.  Mr. Sato will report directly to the Board of Directors, and it is anticipated Mr. Sato will also become a member of the Board on May 27, 2021. Also effective on May 27, 2021, Mr. Schlecht intends to transition to non-executive Chairman of the Board.

“As the former CEO of publicly traded Finish Line before its merger with JD Sports, Sam has the demonstrated leadership, breadth of business experience and the core values we believe are critical to lead our brand into the future,” said Steve Schlecht, Executive Chairman of Duluth Trading. “We welcome Sam to lead our talented team. He has a track record of rolling up his sleeves and providing hands-on leadership—a quality that comes from a career dedicated to a team-first and customer-first mentality. ”

Mr. Sato was most recently the CEO of Finish Line, a leading specialty retailer that delivered $1.8 billion in net sales in fiscal year 2018 and operated over 900 branded locations in the U.S. under his leadership. With over three decades of retail industry experience and proven results in omnichannel growth, he brings more than 15 years of applied executive leadership working across business divisions and product categories. During his tenure at Finish Line, he spearheaded the successful merger with JD Sports; developed business extension strategies, including a key partnership with Macy’s; and created a road map for a digital and mobile first evolution, all of which contributed to significant top line sales growth. Mr. Sato started his career at Nordstrom, climbing the ranks from store sales associate to Vice President,

Corporate Merchandising.

Mr. Sato commented, “I am honored to be appointed President and CEO of Duluth Trading, a company that has the talent, market opportunity, customer base and omnichannel structure to deliver an unmatched brand experience.  I am passionate and focused on best-in-class digital and innovation as we look forward to the next wave of growth for Duluth Trading.”

About Duluth Trading

Duluth Trading is a growing lifestyle brand for the Modern, Self-Reliant American. Based in Mount Horeb, Wisconsin, we offer high quality, solution-based casual wear, workwear and accessories for men and women who lead a hands-on lifestyle and who value a job well-done. We provide our customers an engaging and entertaining experience. Our marketing incorporates humor and storytelling that conveys the uniqueness of our products in a distinctive, fun way, and our products are sold exclusively through our content-rich website, catalogs, and “store like no other” retail locations. We are committed to outstanding customer service backed by our “No Bull Guarantee” - if it’s not right, we’ll fix it. Visit our website at http://www.duluthtrading.com/

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts included in this press release are forward-looking statements. You can identify forward-looking statements by the use of words such as “may,” ”might,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “believe,” “estimate,” “project,” “target,” “predict,” “intend,” “future,” “budget,” “goals,” “potential,” “continue,” “design,” “objective,” “forecasted,” “would” and other similar expressions. The forward-looking statements are not historical facts, and are based upon Duluth Trading's current expectations, beliefs, estimates, and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond Duluth Trading's control. Duluth Trading's expectations, beliefs and projections are expressed in good faith, and Duluth Trading believes there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs, estimates, and projections will be achieved, and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the forward-looking statements, including, among others, the risks, uncertainties, and factors set forth under Part 1, Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on March 26, 2021, and other factors as may be periodically described in Duluth Trading’s subsequent filings with the SEC. Forward-looking statements speak only as of the date the statements are made. Duluth Trading assumes no obligation to update forward-looking statements to reflect actual results, subsequent events or circumstances or other changes affecting forward-looking information except to the extent required by applicable securities laws.

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